UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2016

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2016, our subsidiary, Cachet Financial Solutions Inc., entered into a Prepaid Card Marketing and Technology Development Agreement (the “Marketing Agreement”) with Central Bank of Kansas City (“CBKC”), a Missouri-based charter bank. The Marketing Agreement, which replaces and supersedes a Service Provider Agreement entered into by the parties on September 24, 2015, will enable us to deploy our end-to-end reloadable prepaid card program which we call Select Mobile Money Express (SMM-X). Pursuant to the Marketing Agreement, our subsidiary and CBKC will establish, operate and market prepaid card programs which will be made available to our clients, third parties distributors, who desire to offer these programs to their customers. Under the terms of the Marketing Agreement, our subsidiary is required to use CBKC as its exclusive provider and issuer of all stored value cards and demand deposit accounts marketed or offered, directly or indirectly, by our subsidiary, except that our subsidiary is permitted to use other third parties for such services in certain circumstances for certain programs that do not meet the parties’ requirements or expectations, for example, (i) where our subsidiary has offered CBKC to establish a program and CBKC has declined to do so or (ii) if a program proves to be unprofitable for either party in the future and the parties are unable to agree in good faith on modifications that would make the program profitable.

As compensation for their respective services, the parties have agreed to certain fixed and variable financial terms based on the revenues and expenses incurred by the parties for setup, operations, marketing and ongoing management of the programs offered to our clients. The Marketing Agreement also contains customary covenants, agreements and conditions to developing, operating and marketing the programs, as well as customary indemnification rights and confidentiality provisions.

The Marketing Agreement has an 18-month term but the parties may agree to extend the Marketing Agreement on terms and conditions to be mutually agreed upon. During the term, any party may terminate the Marketing Agreement, in whole or in part, with respect to one or more programs, among other things, upon providing the other party with advance written notice, provided that at least eight months have expired since July 11, 2016 and the party seeking termination is able to demonstrate in good faith that the applicable program cannot be operated profitably.

The foregoing description of certain terms contained in the Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Marketing Agreement that will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2016 (the “Form 10-Q”). Certain terms of the Marketing Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Marketing Agreement to be filed as an exhibit to the Form 10-Q pursuant to a Confidential Treatment Request that we plan submit to the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2016

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan Meier
Bryan Meier
Chief Financial Officer

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